Exhibit 99.1

FOR IMMEDIATE RELEASE

Career Education Corporation Announces Unofficial Three-Year Cohort Default Rates Issued by the

United States Department of Education

Hoffman Estates, Ill. – December 14, 2009 – Career Education Corporation (CEC) (NASDAQ:CECO) today announced that it has received unofficial three-year cohort default rates (CDRs) for the 2005, 2006, and 2007 cohorts from the United States Department of Education (ED). The unofficial CDRs for CEC’s educational institutions, including transitional schools, were 20.9% in 2005, 18.0% in 2006, and 19.6% in 2007.

The ED utilizes CDRs to ascertain the rates at which an educational institution’s former students default on the repayment of their federally guaranteed or federally funded student loans. Educational institutions may lose eligibility to participate in some or all federally-sponsored financial aid programs for students if the CDR exceeds the ED’s standards.

The ED issued the unofficial three-year CDRs for informational purposes to school administrators in early December. The unofficial CDRs represent a modified calculation under new ED regulations that will increase the period covered by the calculation from two years to three years with penalties effective 2014. Once the new regulations are effective, educational institutions’ main campuses will be subject to a CDR determination based on the following: The current default rate threshold of 25% will increase to a default rate threshold of 30% beginning in 2014, and if a main campus is above 30% CDR for three consecutive years, that main campus will be subject to loss of Title IV eligibility. Additionally, institutions with CDRs above 40% for one year are subject to losing Title IV eligibility.

Based on the unofficial three-year CDR data provided, none of CEC’s institutions in 2006 and 2007 were above the regulatory thresholds that will take effect in 2014. In addition, for the most recent official two-year rate computed based on the 2007 Cohort, CEC was significantly below the proprietary school average as published by the ED.

An appendix is included as part of this press release with unofficial three-year CDRs for CEC’s main campus locations. The matters set forth in this press release are based upon unofficial data that may not be indicative of future results of cohort default testing results.

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high-quality education to a diverse student population of over 110,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s and associate degrees, and diploma and certificate programs. Approximately one-third of CEC’s students attend the web-based virtual campuses of American InterContinental University and Colorado Technical University.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, American InterContinental University; Brooks Institute; Colorado Technical University; Harrington College of Design; INSEEC Schools; International Academy of Design & Technology; Istituto Marangoni; Le Cordon Bleu North America; and Sanford-Brown Institutes and Colleges. CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: the adverse impact and potential impacts on the availability of Title IV and private student loans for our students of (1) the willingness or ability of private lenders to make private student loans in the current U.S. credit markets, (2) new student lending related reporting and disclosure obligations on institutions that participate in Title IV federal student financial aid programs under The Higher Education Opportunity Act (“HEOA”), signed into law on August 14, 2008, in the first full reauthorization of the Higher Education Act of 1965, as amended (together with HEOA, “HEA”) or provide payment plans to students and (3) pending regulations under HEOA, HEA and Congress’ willingness or ability to maintain or increase funding for Title IV programs; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space, the impact on our revenues and profitability of our transitional segment; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

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Contact:

Investors: John Springer

847/585-3899

Media: Jeff Leshay

847/585-2005

Appendix

The Unofficial three-year CDR’s for CEC’s Main Campus Locations are as follows (branch campuses locations in parentheses):

School, Main Campus Location (Branch campuses are in parentheses)	Cohort Default Rate
	2007	2006	2005

American InterContinental University
Atlanta/Buckhead, GA (Atlanta/Dunwoody, GA; Weston, FL; Los Angeles, CA; Houston, TX; London, England; Online)	19.7%	16.2%	21.1%

Briarcliffe College
Bethpage, NY (Patchogue, NY)	17.1%	14.7%	15.3%

Brown College
Mendota Heights, MN	14.9%	14.1%	13.4%

California Culinary Academy
San Francisco, CA	9.4%	9.4%	8.6%

California School of Culinary Arts (now Le Cordon Bleu College of Culinary Arts)
Pasadena, CA	8.4%	11.1%	13.1%

Collins College
Phoenix, AZ	17.0%	18.2%	19.3%

Colorado Technical University
Colorado Springs, CO (Denver, CO; North Kansas City, MO; Sioux Falls, SD; Online)	22.3%	23.8%	21.2%

The Cooking & Hospitality Institute of Chicago
Chicago, IL	12.1%	15.3%	18.3%

Gibbs College
Boston, MA	24.6%	23.8%	23.1%
Cranston, RI	25.6%	20.0%	21.8%
Farmington, CT (Norwalk, CT)	24.9%	17.4%	27.4%

Harrington College of Design
Chicago, IL	7.7%	5.3%	7.4%

International Academy of Design & Technology
Chicago, IL (Troy, MI; Schaumburg, IL)	15.7%	17.0%	25.8%
Nashville, TN	19.6%	20.1%	30.1%
Tampa, FL (Orlando, FL; Henderson, NV; Seattle, WA; Orlando Culinary Academy, Orlando, FL)	17.2%	15.2%	17.0%

School, Main Campus Location (Branch campuses are in parentheses)	Cohort Default Rate
	2007	2006	2005

Missouri College
Brentwood, MO	16.4%	16.9%	21.1%

Pennsylvania Culinary Institute
Pittsburgh, PA (Le Cordon Bleu College of Culinary Arts Miami, Miramar, FL)	15.6%	15.7%	14.2%

Sanford-Brown College
Fenton, MO (Collinsville, IL; Hazelwood, MO; St. Peters, MO, West Allis, WI)	23.0%	20.2%	20.6%
Vienna, VA	25.3%	27.4%	33.3%

Sanford-Brown Institute (Atlanta and Dallas now Sanford-Brown College)
Atlanta, GA (SBC – Houston, TX; Houston/North Loop, TX; Landover, MD; Ft. Lauderdale, FL; SBC – Middleburg Heights, OH; New York, NY; Trevose, PA)	20.8%	21.4%	27.4%
Dallas, TX (Garden City, NY)	19.7%	18.3%	26.7%
Jacksonville, FL (Iselin, NJ; Tampa, FL)	20.5%	16.3%	19.2%
Pittsburgh, PA (Monroeville, PA)	22.3%	20.7%	20.6%
White Plains, NY	24.6%	25.5%	34.4%

SBI Campus – an Affiliate of Sanford-Brown	21.9%	21.0%	21.8%
Melville, NY

Scottsdale Culinary Institute (now Le Cordon Bleu College of Culinary Arts)
Scottsdale, AZ (Le Cordon Bleu College of Culinary Arts Las Vegas, Las Vegas, NV)	17.0%	16.6%	15.2%

Texas Culinary Academy
Austin, TX	13.3%	19.8%	15.5%

Western Culinary Institute (now Le Cordon Bleu College of Culinary Arts)
Portland, OR (Le Cordon Bleu College of Culinary Arts Atlanta, Tucker, GA; Le Cordon Bleu College of Culinary Arts Minneapolis/ St. Paul, Mendota Heights, MN)	12.5%	14.6%	16.9%